UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Buffalo Wild Wings, Inc.

(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 26, 2017, Marcato Capital Management LP and certain affiliates issued the following press release, which was also posted on http://www.winningatwildwings.com:

PROXY ADVISORY FIRM EGAN-JONES RECOMMENDS

BUFFALO WILD WINGS SHAREHOLDERS VOTE MARCATO’S WHITE PROXY CARD

“FOR” ALL FOUR OF MARCATO’S NOMINEES

Joins ISS In Recommending BWLD Shareholders Vote on Marcato’s WHITE Proxy Card

San Francisco – May 26, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 9.9% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”), today announced that Egan-Jones Ratings Company (“Egan-Jones”), one of the nation’s leading independent proxy advisory firms, has recommended that Buffalo Wild Wings shareholders vote FOR the election of ALL FOUR of Marcato’s highly-qualified director nominees on the WHITE proxy card in connection with Buffalo Wild Wings’ Annual Meeting on June 2, 2017.

Mick McGuire, Managing Partner of Marcato, said, “We are deeply gratified that two of the leading proxy advisory firms, ISS and Egan-Jones, have recognized that additional change is warranted in the Buffalo Wild Wings boardroom and that Marcato’s nominees bring the skills, experience and qualifications in the restaurant and financial business to address the Company’s underperformance and to generate meaningful, long-term value for BWLD shareholders.

Egan-Jones’ and ISS’s independent endorsements of Marcato’s director nominees further confirm Marcato’s view that our nominees have the independent viewpoints and ownership mentality to unlock significant value at Buffalo Wild Wings. We are particularly pleased that Egan-Jones recommends voting for ALL FOUR of Marcato’s nominees. We urge shareholders to follow Egan-Jones’ analysis by voting the WHITE proxy card FOR ALL of our nominees, who if elected, will work constructively with the incumbent directors to create a clear path toward making Buffalo Wild Wings a winning company again for the benefit of all BWLD stakeholders.”

In making its recommendation, Egan-Jones* noted:

•	“We believe that the dissident shareholders’ nominees, if elected, will make significant contributions to the Company as evident in their skills, experience and qualifications in the restaurant and financial business and will be highly committed in working with the incumbent members of the Board and management.”

•	“We believe that Marcato’s business plan for BWLD, such as strengthening of the franchisees and openness to pursue strategic alternatives (M&A), would maximize and unlock shareholder value in the long run.”

Egan-Jones also emphasized the “underperformance” of BWLD under current CEO Sally Smith:

•	“We believe that the Company’s current leadership under CEO Sally Smith has failed to maximize BWLD’s full potential depicted by the status quo of decreased customer satisfaction, underperformance, declining returns on investments and business expansions to name a few.”

In addition, Egan-Jones recognized that BWLD’s recent director changes do not go far enough to ensure independence in the boardroom:

•	“While we recognize the Board’s effort to replace over tenured directors with new candidates, we believe that this was done in the course of Marcato’s proxy fight. Also, we note that J. Oliver Maggard, an over tenured director is serving on the Audit Committee. We believe that his long tenure could compromise the independence of the said committee.”

Furthermore, in a separate report, proxy advisory firm Glass, Lewis & Co.* noted the recent “concerning” trends in BWLD’s operational and financial performance as well as the Board’s “complacency”:

•	“We believe the Dissident has highlighted certain recent trends in the Company’s operational and financial performance which are concerning, especially to the extent that they threaten the Company’s ability to deliver superior returns for shareholders.”

•	“Meanwhile, the board was complacent and, until recently, slow to refresh its members, seemingly unwilling to perform its duties of providing effective oversight and holding management accountable.”

•	“While some of the Company’s recent underperformance may be explained by industry headwinds and increased competition, we also believe management struggled to implement an effective operating plan in response the changing conditions.”

McGuire continued: “In addition to the support we’ve received from ISS, Egan-Jones, and many BWLD shareholders, the market undoubtedly recognizes that change is drastically needed on the BWLD Board. Indeed, in reaction to ISS’s independent recommendation that BWLD shareholders vote the WHITE proxy card for Marcato’s nominees, BWLD’s stock jumped 8%, reinforcing that fresh perspectives are necessary in the BWLD boardroom.”

Marcato encourages all BWLD shareholders to visit www.WinningAtWildWings.com to review information about Marcato’s investment in Buffalo Wild Wings.

*	Marcato has neither sought nor obtained consent from ISS, Egan-Jones or Glass, Lewis to use previously published information in this press release.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or

by signing, dating and returning the enclosed WHITE proxy card.

Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any Yellow proxy card that you may receive from Buffalo Wild Wings. Returning a Yellow proxy card – even if you “withhold” on the Company’s nominees – will revoke any vote you had previously submitted on Marcato’s

WHITE proxy card.

Media:

Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein

Gasthalter & Co.

(212) 257-4170

Investors:

Scott Winter/Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

FORWARD LOOKING STATEMENTS

The press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Buffalo Wild Wings, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of the Company (the “Common Stock”) and American style call options referencing an aggregate of 615,000 shares of Common Stock representing approximately 9.7% of the outstanding shares of Common Stock. As of the date hereof, Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.